SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 28, 2005

NEON Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25457	76-0345839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14100 Southwest Freeway, Suite 500, Sugar Land, Texas		77478
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(281) 491-4200

(Former name or former address, if changed since last report)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.02   Termination of a Material Agreement.

On April 1, 2005, NEON Systems, Inc. issued a press release announcing that Jonathan J. Reed, its Senior Vice President of Business Development and a named executive officer in NEON’s most recent proxy statement, had left NEON’s employ effective March 31, 2005.  Mr. Reed’s departure from NEON was part of a company-wide resizing of the organization after having acquired two companies in the past nine months.  In connection with Mr. Reed’s departure, the Employment Agreement between the Company and Mr. Reed was terminated effective March 31, 2005.  Termination of Mr. Reed’s Employment Agreement without cause triggered a severance payment to Mr. Reed equal to seven months’ total compensation as consideration for a non-compete agreement contained in such Employment Agreement.

The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the contents of such Exhibit are incorporated herein by reference.

Item 2.05   Costs Associated with Exit or Disposal Activities.

On April 1, 2005, NEON Systems, Inc. issued a press release announcing that it had resized its operations and reduced its worldwide personnel by 12%.  Such course of action was approved by the Board of Directors on Monday, March 28, 2005.  All terminations associated with this corporate action were completed on March 31, 2005.  In addition, NEON was contractually required to pay one of the former principals of InnerAccess six months salary continuation and a non-compete payment of $160,000 pursuant to the terms of such individual’s employment agreement with NEON.  NEON anticipates that the estimated cost associated with one-time non-contractual severance costs will be approximately $100,000.  The contractual termination benefits for such former InnerAccess principal, together with the severance benefits triggered by the termination of the employment agreement of Jonathan J. Reed, a named executive officer, will be an additional $190,000.

The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the contents of such Exhibit are incorporated herein by reference.

Section 9.01   Financial Statements and Exhibits.

(c)                                  Exhibits.

99.1                           Press Release dated April 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 1, 2005	NEON SYSTEMS, INC.

/s/ Brian D. Helman
Brian D. Helman
Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Document

99.1	Press Release dated April 1, 2005.